Exhibit 99.3
DEL MONTE FOODS COMPANY
Unaudited Pro Forma Condensed Combined Financial Statements
As of and for the nine months ended January 29, 2006
and the year ended May 1, 2005

DEL MONTE FOODS COMPANY AND MEOW MIX HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On May 19, 2006, pursuant to an agreement entered into on March 1, 2006, Del Monte Corporation, a direct, wholly-owned subsidiary of Del Monte Foods Company (“Del Monte”) completed the acquisition of privately-held Meow Mix Holdings, Inc. (“Meow Mix”). The following unaudited pro forma condensed combined financial statements give effect to the acquisition as if it had occurred on earlier dates using the purchase method of accounting as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under this method of accounting, the purchase price is allocated to the fair values of assets acquired and liabilities assumed. The allocation of purchase price requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price for Meow Mix was preliminarily allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. Del Monte has engaged an independent third-party valuation firm to assist in determining the fair values of identifiable intangible assets and certain tangible assets. Such a valuation requires significant estimates and assumptions including but not limited to estimating future cash flows and developing appropriate discount rates. Del Monte believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The purchase price and fair value estimates for the purchase price allocation will be refined as additional information becomes available.
The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of income for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the respective historical financial statements and the notes thereto for Del Monte that is filed on Form 10-K and Form 10-Q with the Securities and Exchange Commission and the historical financial statements of Meow Mix which are included elsewhere in Item 9.01 of this Form 8-K/A.

DEL MONTE FOODS COMPANY AND MEOW MIX HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of January 29, 2006
(In millions, except share data)

	Historical
			Pro Forma		Pro Forma
	Del Monte	Meow Mix	Adjustments		Combined
ASSETS

Cash and cash equivalents	$94.6	$10.1	$(101.5)	(B)	$3.2
Trade accounts receivable, net	218.2	20.1	—		238.3
Inventories	1,024.6	17.0	0.6	(A)	1,043.4
			1.2	(B)
Prepaid expenses and other current assets	113.0	2.1	3.0	(C)	118.1

TOTAL CURRENT ASSETS	1,450.4	49.3	(96.7)		1,403.0

Property, plant and equipment, net	777.3	46.1	(0.6)	(A)	819.2
			(3.6)	(B)
Goodwill	771.1	4.4	330.9	(B)	1,175.1
			68.7	(D)
Intangible assets, net	584.5	124.5	177.5	(B)	886.5
Other assets, net	47.3	6.3	—		53.6

TOTAL ASSETS	$3,630.6	$230.6	$476.2		$4,337.4

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$462.8	$24.8	$—		$487.6
Short-term borrowings	1.8	—	170.0	(B)	171.8
Current portion of long-term debt	10.1	—	—		10.1

TOTAL CURRENT LIABILITIES	474.7	24.8	170.0		669.5

Long-term debt	1,294.9	170.0	279.1	(B)	1,744.0
Deferred tax liabilities	283.1	17.7	(23.5)	(B)	346.0
			68.7	(D)
Other non-current liabilities	331.4	—	—		331.4

TOTAL LIABILITIES	2,384.1	212.5	494.3		3,090.9

Commitments and contingencies Cumulative redeemable convertible participating preferred stock	—	49.5	(49.5)	(B)	—
Stockholders’ equity:
Common stock	2.1	0.3	(0.3)	(B)	2.1
Additional paid-in capital	972.9	—	—		972.9
Treasury stock, at cost	(126.5)	—	—		(126.5)
Accumulated other comprehensive loss	(8.8)	—	—		(8.8)
Retained earnings	406.8	(31.7)	28.7	(B)	406.8
			3.0	(C)

TOTAL STOCKHOLDERS’ EQUITY	1,246.5	(31.4)	31.4		1,246.5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,630.6	$230.6	$476.2		$4,337.4

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DEL MONTE FOODS COMPANY AND MEOW MIX HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Statement of Income
For the nine months ended January 29, 2006
(In millions, except share and per share data)

	Historical		Pro Forma		Pro Forma
	Del Monte	Meow Mix	Adjustments		Combined

Net sales	$2,431.9	$185.2	$(0.4)	(E)	$2,613.5
			(3.2)	(G)
Cost of products sold	1,798.4	118.1	(0.4)	(E)	1,896.0
			(16.9)	(F)
			(3.2)	(G)

Gross profit	633.5	67.1	16.9		717.5
Selling, general and administrative expense	389.7	35.0	16.9	(F)	442.9
			1.3	(H)

Operating income	243.8	32.1	(1.3)		274.6
Interest expense	66.8	16.8	15.1	(J)	98.7
Other expense	1.0	0.1	—		1.1

Income from continuing operations before income taxes	176.0	15.2	(16.4)		174.8
Provision for income taxes	65.0	5.7	(6.1)	(K)	64.6

Income from continuing operations	111.0	9.5	(10.3)		110.2

Income from discontinued operations before income taxes	1.2	—	—		1.2
Provision for income taxes	0.2	—	—		0.2

Income from discontinued operations	1.0	—	—		1.0

Net income	112.0	9.5	(10.3)		111.2

Dividends attributable to cumulative redeemable convertible participating preferred stock	—	4.1	(4.1)	(L)	—

Net income available for common stockholders	$112.0	$5.4	$(6.2)		$111.2

Earnings per common share (EPS) Basic:
Basic Average Shares	202,345,229				202,345,229
EPS — Continuing Operations	$0.55				$0.54
EPS — Discontinued Operations	—				—

EPS — Total	$0.55				$0.54

Diluted:
Diluted Average Shares	204,560,130				204,560,130
EPS — Continuing Operations	$0.54				$0.54
EPS — Discontinued Operations	—				—

EPS — Total	$0.54				$0.54

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DEL MONTE FOODS COMPANY AND MEOW MIX HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Statement of Income
For the fiscal year ended May 1, 2005
(In millions, except share and per share data)

	Historical		Pro Forma		Pro Forma
	Del Monte	Meow Mix	Adjustments		Combined

Net sales	$3,180.9	$212.1	$(0.7)	(E)	$3,388.4
			(3.9)	(G)
Cost of products sold	2,378.6	144.1	(0.7)	(E)	2,496.5
			(19.3)	(F)
			(3.9)	(G)
			(2.3)	(I)

Gross profit	802.3	68.0	21.6		891.9
Selling, general and administrative expense	478.4	44.1	19.3	(F)	543.6
			1.8	(H)

Operating income	323.9	23.9	0.5		348.3
Interest expense	130.8	17.2	25.2	(J)	173.2
Other (income) expense	2.8	(0.2)	—		2.6

Income from continuing operations before income taxes	190.3	6.9	(24.7)		172.5
Provision for income taxes	71.7	2.6	(9.3)	(K)	65.0

Income from continuing operations	118.6	4.3	(15.4)		107.5

Loss from discontinued operations before income taxes	(1.2)	—	—		(1.2)
Income tax benefit	(0.5)	—	—		(0.5)

Loss from discontinued operations	(0.7)	—	—		(0.7)

Net income	117.9	4.3	(15.4)		106.8

Dividends attributable to cumulative redeemable convertible participating preferred stock	—	4.0	(4.0	) (L)	—

Net income available for common stockholders	$117.9	$0.3	$(11.4)		$106.8

Earnings per common share (EPS) Basic:
Basic Average Shares	210,554,838				210,554,838
EPS — Continuing Operations	$0.56				$0.51
EPS — Discontinued Operations	—				—

EPS — Total	$0.56				$0.51

Diluted:
Diluted Average Shares	212,355,623				212,355,623
EPS — Continuing Operations	$0.56				$0.51
EPS — Discontinued Operations	—				—

EPS — Total	$0.56				$0.51

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DEL MONTE FOODS COMPANY AND MEOW MIX HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Purchase Price
The assumed total purchase price of $720.6 million consists of a $705.6 million cash payment and estimated direct transaction costs of $15.0 million.
Allocation of Purchase Price

(In millions)
Tangible assets acquired	$99.3
Intangible assets	302.0
Goodwill	407.0

Total assets	808.3
Less: liabilities assumed	87.7

Net assets acquired	$720.6

The estimated purchase price allocation described above was determined as follows:

Current assets other than inventories	Recorded at carrying value, which approximates fair value
Inventories
(1) Finished goods at estimated selling prices less costs of disposal and a reasonable profit; (2) Work in process at estimated selling prices of finished goods less costs to complete, costs of disposal and a reasonable profit; and (3) Raw materials at estimated current replacement costs.

Property, plant and equipment	Recorded at estimated fair values as determined by appraisal
Intangible assets	Recorded at estimated fair values as determined by appraisal
Other assets	Recorded at carrying value, which approximates fair value
Liabilities	Recorded at carrying value, which approximates fair value
The final purchase price allocation will depend upon the actual purchase price and the final valuation of the assets acquired and the liabilities assumed upon the closing of the acquisition. Consequently, the actual allocation of the purchase price could differ from that presented above.
(1) Unaudited Pro Forma Condensed Combined Balance Sheet
The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on January 29, 2006 and combines Del Monte Foods Company’s (“Del Monte,” or the “Company”) January 29, 2006 unaudited condensed consolidated balance sheet with Meow Mix Holdings, Inc.’s (“Meow Mix”) consolidated balance sheet as of January 1, 2006 which was derived from its audited financial statements. Certain Meow Mix amounts have been reclassified to conform to Del Monte’s method of presentation.
The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet:
(A)	To reclassify Meow Mix’s cylinders, dies, and molds from Property, Plant and Equipment to Inventory to conform to Del Monte’s presentation.
(B)	To record the purchase of Meow Mix and eliminate Meow Mix’s historic equity accounts and long term debt, which was repaid with proceeds from the transaction, including adjustments to Meow Mix’s Inventories, Property, Plant, and Equipment, Goodwill and Intangible Assets for the difference between the net book value and estimated fair value at the date of closing, as well as the deferred tax asset related to acquired net operating loss carryforwards.

DEL MONTE FOODS COMPANY AND MEOW MIX HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(C)	To record slotting fees, which were fully expensed upon first shipment by Meow Mix, as prepaid assets which are amortized over the estimated useful life of the shelf space not to exceed twelve months to conform to Del Monte’s presentation.

(D)	To record net deferred tax liabilities attributable to the tax effect of pro forma adjustments.
(2) Unaudited Pro Forma Condensed Combined Statements of Income
The unaudited pro forma condensed combined statements of income give effect to the acquisition as if it had occurred on May 3, 2004 (the first day of Del Monte’s fiscal 2005). Del Monte’s unaudited condensed consolidated statement of income for the nine months ended January 29, 2006 has been combined with Meow Mix’s unaudited condensed consolidated statement of income for the nine months ended January 1, 2006. Del Monte’s statement of income for the fiscal year ended May 1, 2005 which was derived from its audited financial statements has been combined with Meow Mix’s unaudited consolidated statement of income for the twelve month period ended April 3, 2005.
The following adjustments have been reflected in the unaudited pro forma condensed combined statements of income:
(E)	To reclassify expense related to customer pick-up allowances, which was recorded as a component of cost of products sold by Meow Mix to a reduction to net sales to conform to Del Monte’s presentation.
(F)	To reclassify trade freight expense which was recorded as a component of cost of products sold by Meow Mix to selling, general and administrative expense to conform to Del Monte’s presentation.
(G)	To reclassify expense related to reclamation charges for returned goods, which were recorded as a component of cost of products sold by Meow Mix to a reduction to net sales to conform to Del Monte’s presentation.
(H)	To record stock-based compensation expense related to stock-based compensation awards to Meow Mix employees, which was appropriately not recorded by Meow Mix under the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” to selling, general and administrative expense to conform to Del Monte’s accounting policy for stock-based compensation under the fair value method under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”
(I)	To eliminate expense previously recorded by Meow Mix for slotting fees and record amortization expense as described in adjustment (C) above to conform to Del Monte’s presentation.
(J)	To record interest expense associated with debt incurred in the acquisition of Meow Mix by Del Monte and reverse Meow Mix’s historical interest expense.
(K)	To record the tax effect of adjustments (E), (F) and (G) described above. The tax rate used was the effective tax rate for Del Monte for the applicable periods.
(L)	To eliminate dividends attributable to Meow Mix’s cumulative redeemable convertible participating preferred stock as all outstanding shares of the preferred stock were redeemed as of the closing date.